Exhibit 99.1
ReWalk Robotics Reports Third Quarter 2023 Financial Results

Record Quarterly Revenue of $4.4 Million

Successful Completion of AlterG Acquisition and Significant Progress of Integration

Major Advancement in Efforts to Attain Medicare Payment Coverage of Exoskeletons

MARLBOROUGH, Mass., BERLIN, Germany and YOKNEAM ILLIT, Israel, November 14, 2023 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”), a leading provider of innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions, today announced its financial results for the three and nine months ended September 30, 2023.

Highlights of the Third Quarter of 2023 include:

•
Closing of ReWalk’s acquisition of AlterG, Inc. (“AlterG”), which adds significant scale to the annual revenue base of ReWalk and AlterG’s innovative Anti-Gravity technology to the Company’s portfolio of rehabilitation solutions that facilitate mobility and wellness in rehabilitation and daily life.

•	Active pace of Medicare claim submission activity during Q3’23, better positioning ReWalk for reimbursement eligibility of exoskeletons by Medicare once payments are underway.

•	Significant progress advancing the 510(k) premarket notification for the next-generation ReWalk 7 toward submission by the end of 2023.

•
Subsequent to the end of Q3’23, the Centers for Medicare & Medicaid Services (“CMS”) finalized the 2024 Home Health Rule which establishes the inclusion of exoskeletons in the Medicare brace benefit category, reimbursed by Medicare on a lump-sum basis, and subsequently proposed the preliminary reimbursement level for the ReWalk Personal Exoskeleton.

“The past three months have been pivotal in our efforts to build ReWalk’s foundation for growth and profitability,” stated Larry Jasinski, Chief Executive Officer of ReWalk. “First, our progress with CMS to finalize a benefit category and propose a reimbursement rate means that we are very close to expanding access to our life-changing technology for all Medicare beneficiaries.  Second, we acquired and began our integration of AlterG which provides us scale and commercial capabilities to capitalize on the expanding market for exoskeletons and accelerate our path to profitability. We believe that the future for ReWalk is very bright, and we look forward to continued progress in our financial results in the coming quarters.”

Third Quarter 2023 Financial Results

Total revenue was $4.4 million in the third quarter of 2023, compared to $0.9 million during the third quarter of 2022, up $3.5 million, or 397%.  Revenue from the sale of products from the legacy ReWalk business was $1.5 million, up $0.6 million, or 65%.  This increase was driven by stronger performance in the sale of ReWalk systems and MyoCycles in the U.S., partially offset by softer ReWalk systems sales in Europe.  Revenue from the acquisition of AlterG, which closed on August 11, 2023, was $2.9 million and represents the portion of revenue that AlterG achieved in Q3’23 following the acquisition.

Gross margin was 19.6% during the third quarter of 2023, compared to 24.9% in the third quarter of 2022. On a non-GAAP basis, adjusted gross margin was 45.1% in Q3’23, compared to 25.4% in Q3’22, a 19.7 percentage point improvement. The increase in non-GAAP gross margin was attributable to higher gross margins in the legacy ReWalk business primarily driven by the higher volume of exoskeleton units sold leveraging fixed operations costs and higher average selling process from a favorable sales mix, supplemented by the contribution of higher gross margin from AlterG.

Total operating loss in the third quarter of 2023 was $7.9 million, compared to $5.4 million in the third quarter of 2022. On a non-GAAP basis, adjusted operating loss was $4.9 million in the third quarter of 2023, compared to a loss of $5.1 million in the third quarter of 2022, an improvement of $0.2 million, or 4%.

Net loss was $7.5 million, or $(0.13) per share, for the third quarter of 2023, compared to a net loss of $5.5 million, or $(0.09) per share, in the third quarter of 2022. On a non-GAAP basis, adjusted net loss was $4.5 million, or $(0.08) per share, in the third quarter of 2023, compared to $5.1 million, or $(0.08) per share, during the third quarter of 2022.

Liquidity

As of September 30, 2023, ReWalk had $32.6 million in unrestricted cash and cash equivalents on its balance sheet with no debt. On August 11, 2023, the Company completed the acquisition of AlterG, Inc. for a total of $19 million in cash, subject to working capital and other customary purchase price adjustments plus the potential for additional cash earnout payments over the next two years based on a percentage of AlterG’s revenue growth. “During Q3’23, cash used in operations was $7.4 million, of which approximately $2.0 million was paid for M&A-related activity.”

Conference Call

ReWalk management will host its third quarter 2023 conference call as follows:

Date		Tuesday, November 14, 2023
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647650
Access code		Please reference the “ReWalk Robotics Ltd. Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/ihgeu9si/.

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/ihgeu9si/.  or through the 'Investors' section' on our website at rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. is a medical device company that designs, develops, and commercializes innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions.  ReWalk’s mission is to fundamentally change the quality of life for these individuals through the creation and development of market leading technologies. Through its recent acquisition of AlterG, Inc., ReWalk has added anti-gravity systems to its growing portfolio of products.  Founded in 2001, ReWalk has operations in the United States, Israel, and Germany. For more information on the ReWalk systems, please visit rewalk.com.  For more information on the AlterG systems, please visit alterg.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.  Alter G® is a registered trademark of AlterG, Inc. in the United States and other jurisdictions.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the parties to consummate the acquisition of AlterG and the transactions contemplated by the merger agreement in a timely manner or at all, including the ability of the parties to satisfy the closing conditions set forth in the merger agreement executed by and among AlterG and ReWalk, and the other parties thereto; ReWalk’s ability to realize the anticipated benefits of the proposed acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; potential delays in consummating the acquisition; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement of the transaction on the ability of ReWalk or AlterG to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; and potential litigation in connection with the proposed acquisition; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2022 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

ReWalk Media Relations:
LifeSci Communications
E: media@rewalk.com

Investor Contact:
Mike Lawless
Chief Financial Officer
ReWalk Robotics Ltd.
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	Sep 30,		Sep 30,
	2023	2022	2023	2022

Revenue	$4,403	$886	$6,970	$3,332
Cost of revenues	3,540	665	4,960	2,100
Gross profit	863	221	2,010	1,232
Operating expenses:
Research and development, net	1,262	1,065	2,830	2,928
Sales and marketing	4,088	2,588	9,076	7,119
General and administrative	3,455	2,001	7,579	5,282
Total operating expenses	8,805	5,654	19,485	15,329
Operating loss	(7,942)	(5,433)	(17,475)	(14,097)
Financial (expense) income, net	411	(1)	1,047	(69)
Loss before income taxes	(7,531)	(5,434)	(16,428)	(14,166)
Taxes on income	-	26	66	90
Net loss	$(7,531)	$(5,460)	$(16,494)	$(14,256)
Basic net loss per ordinary share	$(0.13)	$(0.09)	$(0.28)	$(0.23)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	59,798,413	62,793,847	59,509,781	62,611,580

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(7,531)	$(5,460)	$(16,494)	$(14,256)
Non-cash share based compensation expense	333	320	955	646
Purchase accounting impact on inventory	607	-	607	-
Amortization of intangible assets	764	-	764	-
Merger and acquisition costs	1,314	-	2,358	-
Non-GAAP net loss	$(4,513)	$(5,140)	$(11,810)	$(13,610)

	Quarter Ended
	September 30,	June 30,	September 30,
Dollars in thousands, except per share data	2023	2023	2022

GAAP net loss	$(7,531)	$(4,642)	$(5,460)
Adjustments:
Purchase accounting impact on inventory	607	-	-
Amortization of intangible assets	764	-	-
M&A transaction related costs	1,314	894	-
Stock-based compensation expense	333	318	320

Non-GAAP net loss	$(4,513)	$(3,430)	$(5,140)

Shares used in net loss per share	59,798,413	59,515,410	62,793,847

Non-GAAP net loss per share	$(0.08)	$(0.06)	$(0.08)

	Quarter Ended
	September 30,		June 30,		September 30,
	2023		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue

GAAP operating loss	$(7,942)	(180)%	$(5,158)	(386)%	$(5,433)	(613)%

Purchase accounting impact on inventory	607	14%	-	0%	-	0%
Amortization of intangible assets	764	17%	-	0%	-	0%
M&A transaction related costs	1,314	30%	894	67%	-	0%
Stock-based compensation expense	333	8%	318	24%	320	36%

Non-GAAP operating loss	$(4,924)	(112)%	$(3,946)	(295)%	$(5,113)	(577)%

	Quarter Ended
	September 30,		June 30,		September 30,
	2023		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue

GAAP gross profit	$863	19.6%	$576	43.1%	$221	24.9%
Adjustments:
Purchase accounting impact on inventory	607	13.8%	-	0.0%	-	0.0%
Amortization of intangible assets	511	11.6%	-	0.0%	-	0.0%
Stock-based compensation expense	4	0.1%	3	0.2%	4	0.5%

Non-GAAP gross profit	$1,985	45.1%	$579	43.3%	$225	25.4%

	Quarter Ended
	September 30,		June 30,		September 30,
	2023		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue

GAAP research & development	$1,262	28.7%	$816	61.0%	$1,065	120.2%
Adjustments:
Stock-based compensation expense	46	1.0%	34	2.5%	27	3.0%

Non-GAAP research & development	$1,216	27.6%	$782	58.5%	$1,038	117.2%

	Quarter Ended
	September 30,		June 30,		September 30,
	2023		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue

GAAP sales & marketing	$4,088	92.8%	$2,504	187.3%	$2,588	292.1%
Adjustments:
Amortization of intangible assets	215	4.9%	-	0.0%	-	0.0%
Stock-based compensation expense	107	2.4%	83	6.2%	71	8.0%

Non-GAAP sales & marketing	$3,766	85.5%	$2,421	181.1%	$2,517	284.1%

	Quarter Ended
	September 30,		June 30,		September 30,
	2023		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue

GAAP general & administrative	$3,455	78.5%	$2,414	180.6%	$2,001	225.8%
Adjustments:
M&A transaction related costs	1,314	29.8%	-	0.0%	-	0.0%
Amortization of intangible assets	37	0.8%	-	0.0%	-	0.0%
Stock-based compensation expense	176	4.0%	198	14.8%	218	24.6%

Non-GAAP general & administrative	$1,928	43.8%	$2,216	165.7%	$1,783	201.2%

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	Sep 30,	December 31,
	2023	2022
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$32,590	$67,896
Trade receivable, net	3,529	1,036
Prepaid expenses and other current assets	2,254	649
Inventories	6,043	2,929
Total current assets	44,416	72,510

Restricted cash and other long term assets	772	694
Operating lease right-of-use assets	2,077	836
Property and equipment, net	1,047	196
Intangible assets	13,369	-
Goodwill	7,538	-
Total assets	$69,219	$74,236

Liabilities and equity

Current liabilities
Current maturities of operating leases liability	$1,245	$564
Trade payables	5,658	1,950
Employees and payroll accruals	1,701	1,282
Deferred revenues	1,611	301
Earnout Liability	1,906	-
Other current liabilities	693	685
Total current liabilities	12,814	4,782

Earnout Liability	1,741	-
Deferred revenues	1,645	890
Non-current operating leases liability	856	333
Other long-term liabilities	387	66
Shareholders’ equity	51,776	68,165
Total liabilities and equity	$69,219	$74,236

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Nine Months Ended
	Sep 30,
	2023	2022

Net cash used in operating activities	$(16,183)	$(13,978)

Net cash used in investing activities	(18,070)	(25)

Net cash used in financing activities	(992)	(183)
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(24)	(182)
Decrease in cash, cash equivalents, and restricted cash	(35,269)	(14,368)

Cash, cash equivalents, and restricted cash at beginning of period	68,555	89,050

Cash, cash equivalents, and restricted cash at end of period	$33,286	$74,682

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousand)

	Three Months Ended		Nine Months Ended
	Sep 30,		Sep 30,
	2023	2022	2023	2022

Revenue:
United States	$2,497	$395	$4,298	$1,193
Europe	1,466	488	2,201	2,023
Asia-Pacific	94	2	123	113
Rest of the world	346	1	348	3
Total Revenue	$4,403	$886	$6,970	$3,332